Exhibit 5.1

[LETTERHEAD OF SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP]

December 21, 2005

DRS Technologies, Inc.

5 Sylvan Way

Parsippany, NJ 07054

Re:	DRS Technologies
Registration Statement on Form S-4
(File. No. 333-129948)

Ladies and Gentlemen:

We have acted as special counsel to DRS Technologies, Inc., a Delaware corporation (the “Company”), in connection with the registration by the Company of up to 12,849,145 shares (the “Shares”) of common stock, par value $0.01 per share (the “Common Stock”), of the Company, pursuant to the Agreement and Plan of Merger (the “Merger Agreement”) among the Company, Maxco, Inc., a Missouri corporation and a wholly owned subsidiary of the Company and Engineered Support Systems, Inc., a Missouri corporation, dated as of September 21, 2005.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”).

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement on Form S-4 (File No. 333-129948) of the Company (the “Registration Statement”), as filed with the Securities and Exchange Commission (the “Commission”) on November 23, 2005 under the Securities Act; (ii) an executed copy of the Merger Agreement; (iii) a specimen certificate representing the Common Stock; (iv) the Amended and Restated Certificate of Incorporation of the Company currently in effect; (v) the Amended and Restated Bylaws of the Company currently in effect; and (vi) certain resolutions of the Board of Directors of the Company, dated September 21, 2005, relating to the Merger Agreement, the issuance of the Shares and certain related matters.  We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinion set forth herein.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, conformed or photostatic copies and the authenticity of the originals of such copies.  In making our examination of executed documents, we have assumed that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties.  As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

Members of our firm are admitted to the bar in the State of New York, and we do not express any opinion as to laws of any jurisdiction other than the corporate laws of the State of Delaware, and we do not express any opinion as to the effect of any other laws on the opinion stated herein.  The opinion expressed herein is based on laws in effect on the date hereof, which laws are subject to change with possible retroactive effect.

Based upon and subject to the foregoing, we are of the opinion that when (i) the Registration Statement becomes effective under the Securities Act, (ii) the merger is completed in accordance with the Merger Agreement and (iii) certificates representing the Shares in the form of the specimen certificate examined by us have been manually signed by an authorized officer of the transfer agent and registrar of the Common Stock and registered by such transfer agent and registrar, the issuance of the Shares will be duly authorized, and the Shares will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement.  We also consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement.  In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP